                                                                     EXHIBIT 4.5

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT (1) IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT. THIS SECURITY IS SUBJECT TO THE TERMS OF A STOCKHOLDER AGREEMENT, DATED AS OF SEPTEMBER 15, 1999, AMONG PAXSON COMMUNICATIONS CORPORATION, NATIONAL BROADCASTING COMPANY, INC. AND THE OTHER PARTIES NAMED THEREIN (THE "STOCKHOLDER AGREEMENT").

Class A Common Stock Purchase Warrant
Date of Issuance:  September 15, 1999
Warrant No. 1999-B

                        PAXSON COMMUNICATIONS CORPORATION

                               Warrant Certificate

         Paxson Communications Corporation (the "Company"), for value received, hereby certifies that NBC Palm Beach Investment II, Inc., a wholly-owned subsidiary of National Broadcasting Company, Inc. (the "Investor"), or registered assigns (the "Holder"), is entitled, subject to the terms of this Warrant (the "Warrant") as set forth below, to purchase from the Company, during the Exercise Period (as defined in Section 1), a maximum of 18,966,620 shares (the "Warrant Shares") of Class A Common Stock of the Company, par value $.001 per share (the "Class A Common Stock") at a price per share equal to the Exercise Price (as defined in Section 1(b)). The number of Warrant Shares and the Exercise Price are subject to adjustment from time to time as hereinafter provided.

         The Warrant is issued under and in accordance with that certain Investment Agreement between the Company and the Investor, dated September 15, 1999 (the "Investment Agreement"), and is subject to the terms and provisions contained in the Investment Agreement, which are incorporated herein by reference and made a part hereof. The Warrant and the Warrant Shares are entitled to the benefits of that certain Registration Rights Agreement, dated September 15, 1999,

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between the Company and the Investor (the "Registration Rights Agreement").
Copies of the Investment Agreement, the Stockholder Agreement and the Registration Rights Agreement may be obtained for inspection by the Holder at the principal office of the Company upon prior written request to the Company.

         Section 1. Exercise. Subject to the terms hereof, the Holder shall have the right, which may be exercised at any time during the period (the "Exercise Period") commencing as of September 15, 1999 (the "Issue Date") and continuing until the earlier of (i) the termination of the Investor Rights (as defined in the Investment Agreement), and (ii) 5:00 p.m., New York City time, on September 15, 2009 (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Warrant and payment of the Exercise Price then in effect for such Warrant Shares. Notwithstanding the foregoing, if in the written opinion of counsel to the Company reasonably acceptable to the Holder approval of the Federal Communications Commission (the "FCC") is required before the Company may issue Warrant Shares upon the exercise of the Warrant, the Company may defer the issuance of such Warrant Shares until such time as approval of the FCC is obtained or is no longer required. The Company shall promptly notify the Holder in writing of any event which requires it to suspend exercise of the Warrant pursuant to the preceding sentence and of the termination of any such suspension. To the extent the Warrant is not exercised prior to the Expiration Date, it shall become void and all rights hereunder shall cease as of such time.

                  (a) Procedures; Limitations on Exercise. The Warrant may be exercised, in whole or in part, at the election of the Holder, upon surrender at the principal office of the Company of the certificate or certificates evidencing the Warrant with the form of election to purchase attached as Exhibit A duly completed and signed ("Purchase Form"), and upon payment to the Company of the Exercise Price, as it may be adjusted as herein provided, for the number of Warrant Shares in respect of which the Warrant is then exercised; provided that the Warrant shall be exercisable in part only for a minimum of 2,500,000 Warrant Shares per exercise, or if less, the entire number of Warrant Shares which the Holder is entitled to purchase hereunder. Payment of the aggregate Exercise Price shall be made by wire transfer of immediately available funds to such account as the Company may specify.

         Subject to the provisions of Section 4 hereof, upon surrender of the Warrant and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder a certificate or certificates for the number of Warrant Shares issuable upon the exercise of the Warrant together with cash as provided in Section 10. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of the Warrant and payment of the Exercise Price.

         In the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Company shall countersign and deliver the required new Warrant Certificate or Certificates. When surrendered upon exercise of the Warrant, this Warrant Certificate shall be cancelled and disposed of by the Company.

         Notwithstanding anything to the contrary contained herein, the exercise of the Warrant, in whole or in part, is subject to the following restrictions:

                           (i) The Warrant may not be exercised, in whole or in part, until that certain Warrant 1999-A issued by the Company to the Investor, or registered assigns, dated September 15, 1999 ("Warrant A"), has been exercised with respect to the full number of shares of Class A Common Stock issuable under such warrant.


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                           (ii) Prior to February 1, 2002, the Warrant shall not
         be exercisable to the extent that, after giving effect to such exercise, Lowell W. Paxson ("Mr. Paxson") or any of his affiliates (including members of his family) would not constitute the FCC Single Majority Stockholder of the Company (as defined in the Stockholder Agreement). The restrictions set forth in this clause (ii) shall not apply in the event of an Accelerated Buyout (as defined in the Investment Agreement).

                           (iii) After February 1, 2002, the Warrant shall not be exercisable to the extent that, after giving effect to such exercise, Mr. Paxson or any of his affiliates (including members of his family) would not constitute the FCC Single Majority Stockholder of the Company, unless the Warrant is exercised for the full number of Warrant Shares and concurrently with such exercise the Investor or its permitted assignee has exercised the Call Right with respect to all of the Call Shares (as such terms are defined in the Call Agreement, dated September 15, 1999, among the Call Stockholders named therein and the Investor).

                           (iv) If this Warrant is transferred in whole or in part (except for transfers to affiliates of the Investor who are domestic subsidiaries of the Investor's ultimate parent corporation ("Control Group Affiliates"), it shall expire to the extent of the transferred portion 30 days after the later of (A) the date of such transfer and (B) the date on which this Warrant first became exercisable with respect to the transferred portion hereof. This Warrant shall not be exercisable by the Investor and its affiliates during any Involuntary Redemption Period or Default Redemption Period, as such terms are defined in the Investment Agreement, or from and after the date the Investor elects to cause the Company to effectuate a Company Sale pursuant to Section 9.5 of the Investment Agreement.

         Should a Holder which is a Control Group Affiliate determine, in its sole discretion, that it is prevented under applicable laws and regulations of the FCC from holding shares of Class A Common Stock issuable upon exercise of this Warrant, then, subject to adoption and approval of the stockholder proposal described in clause (iii) of the definition of "Stockholder Proposal" in the Stockholder Agreement, such Holder shall have the option to acquire shares of non-voting common stock of the Company upon exercise of this Warrant, on the same terms and conditions of exercise as are applicable to Class A Common Stock hereunder.

                  (b) Exercise Price. The "Exercise Price" on any date shall mean the arithmetic average of the Closing Price of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the Exercise Date; provided, that, the Exercise Price shall not be less than the Minimum Exercise Price nor greater than the Maximum Exercise Price; and provided further, that, for any Exercise Date from the Issue Date through and including the third anniversary of the Issue Date, the Exercise Price shall not be less than $22.50 per share. The Exercise Price shall be subject to adjustment as provided in Section 9.

         The "Exercise Date" shall mean the date of delivery of the Purchase Form and payment of the Exercise Price to the Company; provided, that, if FCC approval of the issuance of Warrant Shares is required, the Exercise Date shall be the date of delivery of the Purchase Form.

         The "Closing Price" on any date shall mean the last sale price for the Class A Common Stock, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for the Class A Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to the principal securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Class A Common Stock is


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

not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board of Directors of the Company or, in the event that no trading price is available for the Class A Common Stock, the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors of the Company.

         The "Minimum Exercise Price" shall be equal to the product of (i) the arithmetic average of the Closing Price of the Class A Common Stock for each trading day occurring during the six month period ending on the trading date immediately preceding the Exercise Date and (ii) .825.

          The "Maximum Exercise Price" shall be equal to the product of (i) the arithmetic average of the Closing Price of the Class A Common Stock for the each trading day occurring during the six month period ending on the trading day immediately preceding the Exercise Date and (ii) 1.175.

         Section 2. Registration. The Company shall number and register the Warrant Certificate on the books of the Company maintained at its principal office. Warrant Certificates shall be manually countersigned by the Company by a duly authorized officer and shall not be valid for any purpose unless so countersigned. The Company may deem and treat the Holders of the Warrant Certificate as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and the Company shall not be affected by any notice to the contrary.

         Section 3. Transfer and Exchange of Warrants. THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE STOCKHOLDER AGREEMENT, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE PROVISIONS THEREOF. Subject to the foregoing and the limitations of Section 4, the Company shall from time to time register the transfer of the Warrant upon the records to be maintained by it for that purpose, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Holder or by the duly appointed legal representative thereof or by a duly authorized attorney; provided that this Warrant may be transferred only with respect to a minimum of 2,500,000 Warrant Shares per transfer. Subject to the terms hereof, this Certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Warrant Shares as the Certificate surrendered then entitles the Holder to purchase; provided that each such new certificate shall be in minimum denominations of 2,500,000 Warrant Shares. A Holder desiring to exchange this Certificate shall make such request in writing delivered to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, this Warrant Certificate to be so exchanged.

         Upon registration of transfer, the Company shall issue to the transferees and countersign a new Warrant Certificate or Certificates and deliver by certified mail such new Warrant Certificate or Certificates to the persons entitled thereto. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

         Section 4. Registration of Transfers and Exchanges. Subject to Section 3 hereof, when Warrants represented by this Certificate are presented to the Company with a request to register the transfer of the Warrants, or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements set forth in Section 3 and the following requirements are satisfied:


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         (I)      the Certificate shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder or his attorney duly authorized in writing; and

         (II) if the offer and sale of the Warrants have not been registered pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), the Certificate shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Warrants are being delivered to the Company by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                  (B) if such Warrants are being transferred pursuant to an exemption from registration in accordance with Rule 144 ("Rule 144") or Regulation S ("Regulation S"), in each case, under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                  (C) if such Warrants are being transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor")), delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit C hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

         Section 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 6. Mutilated or Missing Warrant Certificate. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company will issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of the Warrant Certificate and an indemnification agreement satisfactory to the Company with respect to such loss, theft or destruction. Applicants for such substitute Warrant Certificate(s) shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


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         Section 7. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Class A Common Stock which may then be deliverable upon the exercise of the Warrant. Following approval of the Stockholder
Proposal, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued non-voting common stock for the purpose of enabling it to satisfy any obligation to issue such non-voting common stock upon exercise of the Warrant, the maximum number of shares of non-voting common stock which may then be deliverable upon the exercise of the Warrant.

         The transfer agent for the Class A Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrant. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 10. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 11 hereof.

         The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrant in accordance with the terms of the Warrant Certificate will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Class A Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent with the rights of the Holder hereunder. The Company will use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder. The Company shall not take any action reasonably within its control, including the hiring of a broker to solicit exercises, which would render unavailable an exemption from registration under the Securities Act which might otherwise be available with respect to the issuance of Warrant Shares upon exercise of the Warrant.

         Section 8. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrant, will be listed on the principal securities exchanges and markets within the United States of America on which other shares of Class A Common Stock are then listed. In the event that, at any time during the period in which the Warrant is exercisable, the Class A Common Stock is not listed on any principal securities exchanges or markets within the United States of America, the Company will use its best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offering, Resales and Trading through Automated Linkages market.

         Section 9. Adjustment of Number of Warrant Shares Issuable and Exercise Price. The number of shares of Class A Common Stock issuable upon the exercise of the Warrant (the "Exercise Rate") and the Exercise Price are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.


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

                  (a) Adjustment for Change in Capital Stock. If the Company (1) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Class A Common Stock; (2) subdivides its outstanding shares of Class A Common Stock into a greater number of shares; (3) combines its outstanding shares of Class A Common Stock into a smaller number of shares; or (4) issues, by reclassification of its shares of Class A Common Stock, any shares of its capital stock; then and in each such case the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised shall be entitled to receive, upon exercise of the Warrant, the number of shares of Class A Common Stock or other securities of the Company which such holder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action; provided, however, that notwithstanding the foregoing, upon the occurrence of an event described in clause (1) above which otherwise would have given rise to an adjustment, no adjustment shall be made if the Company includes the Holder in such distribution pro rata according to the number of shares of Common Stock issued and outstanding as if the Warrant Shares were issued and outstanding.

         Any adjustment hereunder shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification (each such time, the "Time of Determination"). Such adjustment shall be made successively whenever any event listed above shall occur.

         If after an adjustment the Holder upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Exercise Price and Exercise Rate between the classes of capital stock. After such allocation, the Exercise Price and Exercise Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Class A Common Stock in this Section.

                  (b) Adjustment for Certain Issuances of Class A Common Stock. If the Company issues or distributes to all holders of its Class A Common Stock any rights or warrants to purchase, acquire or subscribe for shares of Class A Common Stock (including a right or warrant with respect to any security convertible into or exchangeable for shares of Class A Common Stock) at a price per share of Class A Common Stock less than the Common Stock Trading Price at the Time of Determination, the Exercise Rate shall be adjusted in accordance with the formula:

                                    E' = E x O + N
                                             -----
                                            O + N x P
                                                -----
                                                  M

where:
                  E'       =        the adjusted Exercise Rate.

                  E        =        the Exercise Rate immediately prior to the
                                    Time of Determination for any such
                                    distribution.

                  O        =        the number of Fully Diluted Shares (as
                                    defined in Section 9(m)) outstanding at the Time of Determination for any such issuance or distribution.

                  N        =        the number of additional shares of the
                                    Class A Common Stock issued or issuable upon exercise of such rights, options or warrants.

                  P        =        the sum of the consideration per share
                                    received for the issuance of such rights, options or warrants and the exercise price per share of such rights, options or warrants.


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

                  M        =        the Common Stock Trading Price per share
                                    of the Class A Common Stock at the Time of Determination for any such issuance, sale or distribution.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued or distributed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Class A Common Stock (i) any securities of the Company or rights, options or warrants to purchase or subscribe for securities of the Company (other than those dividends and distributions referred to in Sections 9(a) and 9(b) above), (ii) any evidences of indebtedness of the Company or any other person, or (iii) any Extraordinary Cash Dividend, the Exercise Rate shall be adjusted in accordance with the formula:

                                  E' = E x M
                                          ---
                                         M - F
where:
                E'  = the adjusted Exercise Rate.

                E   = the current Exercise Rate on the record date mentioned
                      below.

                M   = the Common Stock Trading Price per share of Class A
                      Common Stock on the record date mentioned below.

                F   = the fair market value on the record date mentioned below of the indebtedness, assets (including the Extraordinary Cash Dividend), rights, options or warrants distributable with respect to one share of Class A Common Stock.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Notwithstanding the foregoing provisions of this Section 9(c), an event which would otherwise give rise to an adjustment pursuant to this Section 9(c) shall not give rise to such an adjustment if the Company includes the Holder in such distribution pro rata to the number of shares of Class A Common Stock issued and outstanding after giving effect to the Warrant Shares as if they were issued and outstanding.

                  (d) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price per Warrant Share payable upon exercise of the Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.


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

                  (e)  Definitions.

         "Common Stock Trading Price" on any date means, with respect to the Class A Common Stock, the Closing Price for the Class A Common Stock on such date.

         "Extraordinary Cash Dividend" means cash dividends with respect to the Class A Common Stock the aggregate amount of which in any fiscal year exceeds 10% of Adjusted EBITDA (as defined in the certificate of designation for the Company's Series A Convertible Preferred Stock as in existence on the date hereof) of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend.

         "Fair market value" of any consideration other than cash or of any securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof.

                  (g) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (h) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsections
(a), (b) or (c) hereof and such distribution is subsequently cancelled, the Exercise Rate then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

                  (i) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by
Section 11 hereof.

                  (j) When Issuance or Payment May Be Deferred. In any case in which this Section 9 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and
(ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 10; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                  (k) Reorganizations. In the event of any capital reorganization or reclassification of outstanding shares of Class A Common Stock (other than in the cases referred to in Sections 9(a), (b) or (c) hereof), or in case of any merger, consolidation or other corporate combination of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Class A Common Stock into shares of stock or other securities or property), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Reorganization"), there shall thereafter be deliverable upon exercise of the Warrants (in lieu of the number of shares of Class A Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock that would otherwise have been deliverable upon the exercise of the Warrants would have been entitled upon such Reorganization if the Warrants had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrants.

         The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and all other obligations and liabilities under the Warrant.

         The foregoing provisions of this Section 9(k) shall apply to successive Reorganization transactions.

                  (l) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

                  (m) Miscellaneous. For purposes of this Section 9 the term "Class A Common Stock" shall mean (i) the shares of stock designated as the Class A Common Stock, par value $.001 per share, of the Company as of the date of this Warrant, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. For purposes of this Section 9 the term "Fully Diluted Shares" shall mean (i) the shares of Class A Common Stock outstanding as of a specified date, and (ii) shares of Class A Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than this Warrant and Warrant A). In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holder shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Class A Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (j) of this Section 9, inclusive, and the provisions of Sections 1, 5, 7 and 10 with respect to the Warrant Shares or the Class A Common Stock shall apply on like terms to any such other securities.

                  (n) Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of this Section 9 are not strictly applicable or, if strictly applicable, would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make such adjustments to the Exercise Rate, the Exercise Price or the application of such provisions as may be necessary to protect such purchase rights as aforesaid and to assure that the Holder, upon exercise for the same aggregate Exercise Price, shall receive the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

         Section 10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrant. If more than one Warrant Certificate shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Common Stock Trading Price on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         Section 11. Notices to Holder. Upon any adjustment pursuant to Section 9 hereof, the Company shall give prompt written notice of such adjustment to the Holder at its address appearing on the records of the Company within ten days after such adjustment, by first class mail, postage prepaid, and shall deliver to the Holder a certificate of the Chief Financial Officer of the Company, accompanied by the report thereon by a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants for the Company), setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of the Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this
Section 11.

                  In case:

                  (a) the Company proposes to take any action that would require an adjustment to the Exercise Rate or the Exercise Price pursuant to
         Section 9 hereof; or

                  (b) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Class A Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Class A Common Stock; or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall give prompt written notice to the Holder at its address appearing on the records of the Company, at least 30 days (or 20 days in any case specified in clause (a) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, stating (i) the date as of which the holders of record of shares of Class A Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Class A Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or be consummated, and the date as of which it is expected that holders of record of shares of Class A Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         The Company shall give prompt written notice to the Holder of any determination to make a distribution or dividend to the holders of its Class A Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Class A Common Stock, or rights, options, or warrants to purchase Class A Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holder at least 30 days prior to such record date therefor.

         Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

         Section 12. Notices to the Company. Any notice or demand to be given or made by the Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Certificate, as follows:

                           Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401
                           Attention:  General Counsel

         Section 13. Supplements and Amendments. The Warrant may not be supplemented or amended without the written approval of both the Holder and the Company.

         Section 14. Successors. All the covenants and provisions of this Certificate by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 15. Termination. This Certificate and the Warrants represented hereby shall terminate on the Expiration Date. Notwithstanding the foregoing, this Certificate will terminate on any earlier date if all Warrants have been exercised pursuant hereto.

         Section 16. Governing Law. The Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York.

         Section 17. Benefits of This Certificate. Nothing in this Certificate shall be construed to give to any person or corporation other than the Company and the registered Holder any legal or equitable right, remedy or claim hereunder; but this Certificate shall be for the sole and exclusive benefit of the Company and the registered Holder.

                  IN WITNESS WHEREOF, Paxson Communications Corporation has caused this Certificate to be duly executed by the undersigned.


Dated:  September 15, 1999

                                       PAXSON COMMUNICATIONS CORPORATION


                                       By:
                                          -----------------------------------
                                              Name:
                                              Title:


                                       By:
                                           ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                         [Form of Election to Purchase]
                    (To Be Executed upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Class A Common Stock and herewith tenders payment for such shares to the order of Paxson Communications Corporation in the amount of $________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is __________ and that such shares be delivered to _________ whose address is ______________. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is ________, and that such Warrant Certificate be delivered to ___________, whose address is ________________.


                                          Signature:
Date:
                                          Signature Guaranteed:

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF WARRANTS


         Re:      Warrants to purchase Class A
                  Common Stock (the "Securities")
                  of Paxson Communications Corporation

         This Certificate relates to _______ Securities held by ______ (the "Transferor").

         The Transferor has requested that the Company by written order exchange or register the transfer of Warrants.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Warrant Certificate relating to the above captioned Securities and the restrictions on transfers thereof as provided in Sections 3 and 4 of such Warrant Certificate, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the " Securities Act") because*:

                  [ ] Such Security is being acquired for the Transferor's own account, without transfer.

                  [ ] Such Security is being transferred pursuant to an exemption from registration under the Securities Act in accordance with Rule 144 or Regulation S promulgated under the Securities Act.

                  [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act).

                  [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certificate.



                                     ---------------------------------------
                                     [INSERT NAME OF TRANSFEROR]

                                     By:
                                        ------------------------------------
                                              [Authorized Signatory]
Date:


       *Check applicable box.

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors

                                                           ---------------, ----


First Union National Bank,
  Charlotte, North Carolina
1525 West W.T. Harris Blvd.
Building 3C3
Charlotte, North Carolina  28288-1153
Attention:  Corporate Trust Administration

         Re:      Paxson Communications Corporation
                  (the "Company"), Warrants to Purchase
                  Class A Common Stock (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed purchase of the Securities, we confirm that:

                  1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree to offer, sell or otherwise transfer such Securities while the offer and sale thereof have not been registered under the Securities Act only (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) pursuant to an exemption from registration under Rule 144 under the Securities Act;
         (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraphs
         (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act. The foregoing restrictions on resale shall apply so long as transfer of a Security is not permitted without registration under the Securities Act. We understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                  3. We are acquiring the Securities purchased by us for our own account.

                  4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                                     Very truly yours,

                                     ----------------------------------------
                                     (Name of Purchaser)

                                     By:
                                          -----------------------------------

                                     Date:
                                          -----------------------------------


         Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     ---------------------------

Address:
         -----------------------

                  Taxpayer ID Number:
                                      -------------------------

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